UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Southwest Water Company

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SOUTHWEST WATER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 8, 2003, at 9:00 a.m., Pacific Time

PLACE	Omni Los Angeles Hotel at California Plaza 251 South Olive Street, Los Angeles, California

ITEMS OF BUSINESS	1.	Elect three members of the Board of Directors for three-year terms.

	2.	Approve increasing the number of authorized and available shares by 750,000 for the Second Amended and Restated Southwest Water Company Stock Option Plan.

	3.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	You may vote if you owned Southwest Water Company stock at the close of business on March 26, 2003.

ANNUAL REPORT AND FORM 10-K	Our 2002 Annual Report and Form 10-K, which are not part of the proxy soliciting material, are enclosed.

VOTING	It is important that your shares be represented and voted at the meeting. Depending on how your shares are held, you may vote in one of the following ways:

	1.	If your shares are held for you by a bank, broker or other agency, follow the voting instructions provided with your proxy materials, or

2.

If your shares are registered in your name with our transfer agent, use the toll-free telephone number shown on the enclosed proxy card or mark, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope, or

	3.	Attend the meeting and vote in person.

Your proxy may be revoked or changed at any time prior to the Annual Meeting by submitting a new, later-dated proxy.

April 11, 2003	Peter J. Moerbeek, Secretary

PROXY STATEMENT

Proxy Delivery

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Southwest Water Company, a Delaware corporation (“Southwest Water,” the “Company,” “we” or “us”), of proxies to be voted at our 2003 Annual Meeting of Stockholders and at any adjournment or postponement of that meeting. This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 11, 2003.

You are invited to attend our Annual Meeting of Stockholders on May 8, 2003, at 9:00 a.m., Pacific Time. The Annual Meeting will be held at the Omni Los Angeles Hotel at California Plaza, 251 South Olive Street, Los Angeles, California. A map showing directions to the hotel is included on the back cover of this Proxy Statement.

Annual Meeting Admission

Admission to the Annual Meeting depends on how you hold your shares. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your shares are registered with our transfer agent, no other proof of ownership is needed.

Stockholders Entitled to Vote

Owners of Southwest Water Company common or preferred Series A stock at the close of business on March 26, 2003, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 9,770,832 shares of common stock outstanding and 10,264.75 shares of preferred Series A stock outstanding. On each matter properly brought before the Annual Meeting, common shares will be entitled to one vote per share, and preferred Series A shares will be entitled to five votes per share. The combined total number of eligible votes is 9,822,155.75.

PROXIES AND VOTING PROCEDURES

Your vote is important. The proxy card that accompanies this proxy statement gives you voting instructions. Please review the enclosed proxy materials and vote as soon as possible.

If your shares are registered in your name with Mellon Investor Services LLC, our transfer agent, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. If your shares are held for you by a bank, broker or other holder of record please follow their instructions.

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. The method by which you vote a proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.

All shares that have been properly voted, and not revoked, whether by telephone or mail, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting.

A listing of stockholders who have shares registered in their own name and are entitled to vote will be available at the Annual Meeting.

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering to the Secretary of the Company a signed notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•	granting a new proxy, relating to the same shares and bearing a later date; or
•	attending the annual meeting and voting in person, however, attendance at the annual meeting will not, by itself, revoke your proxy.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. You must contact your bank, broker or other record holder to find out how to do so. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Southwest Water Company

225 North Barranca Avenue, Suite 200

West Covina, California 91791-1605

Attn: Secretary

In order to conduct the business of the Annual Meeting, there must be a quorum. This means at least a majority of the outstanding shares entitled to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” are shares held by a broker, which are “represented” at the meeting for purposes of a quorum, but as to which the broker is not empowered to vote on any proposals.

Pursuant to Delaware law, Directors are elected by a plurality vote, which means that the three nominees receiving the most votes will be elected as Directors. For the election of Directors, votes may be cast in favor of or withheld from each nominee. Abstentions may be specified on all proposals except the election of Directors, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted and will also be counted as a vote against such item for purposes of determining whether stockholder approval of that item has been obtained. Broker “non-votes” and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld will be counted for purposes of establishing a quorum. However, those non-voted shares will not be deemed to have voted for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter. Because abstentions will be counted as shares entitled to vote at the meeting, abstentions will have the effect of votes against the proposal to amend our Stock Option Plan, but broker “non-votes” will have no effect on the outcome of this proposal.

Cost of Proxy Distribution and Solicitation

We will pay the expenses of distributing the proxy materials and soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees, in person or by telephone, electronic transmission or by facsimile transmission. Mellon Investor Services LLC will distribute the proxy materials to our registered stockholders and, through a search process, obtain information to distribute these materials to our stockholders whose shares are held by a bank, broker or other holder of record.

Eliminate Duplicate Mailings

Eligible stockholders who have more than one account in their name or the same address as another stockholder may authorize us to discontinue mailing of duplicate annual reports and proxy statements. See your proxy card for more information.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors

The Board of Directors is divided into three classes with terms that expire at successive annual meetings. Three Directors will be elected at the 2003 Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in 2006, or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement. The Class II Directors nominated for election at our 2003 Annual Meeting are Linda Griego, Donovan D. Huennekens and Richard G. Newman.

Nominees for Directors Standing for

Election in 2003

(Class II)

Linda Griego, 54, is the founder and managing general partner of the restaurant Engine Company No. 28, president and CEO of Griego Enterprises Inc., a management company, and president of Zapgo Entertainment Group, a developer and producer of television programming aimed at the young Latino market. She serves on the boards of Blockbuster, Inc. and Granite Construction, Inc. and the advisory board of U.S. Bank. She is also a Director of the Federal Reserve Bank of San Francisco and a trustee of the Robert Wood Johnson Foundation. Ms. Griego was first appointed a Director in October 2001.

Donovan D. Huennekens, 66, is a partner of HQT Homes, a real estate development company, and a director of Bixby Ranch Company. Mr. Huennekens was first elected a Director in 1969.

Richard G. Newman, 68, is chairman, chief executive officer and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide architectural, engineering, construction, operations and maintenance services on an international basis. Mr. Newman is a director of Sempra Energy Company. He also serves on the boards of 13 mutual funds managed by the Capital Research and Management Company. Mr. Newman was first elected a Director in 1991.

The three nominees receiving the most votes will be elected as Directors. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors. The persons named in the enclosed proxy intend to vote the proxy for the election of the three nominees, unless you indicate on the proxy card that your vote should be withheld from a named nominee or all of the named nominees. If you are voting by telephone, you will be instructed how to withhold your vote from a nominee or nominees.

Your Board of Directors recommends a vote FOR the election of these nominees.

Directors Whose Terms Expire in 2004

(Class III)

H. Frederick Christie, 69, is an independent consultant. He retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International), which oversaw SCEcorp’s non-utility businesses. From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Valero L.P., IHOP Corporation and Ducommun Incorporated and also serves on the boards of 19 mutual funds managed by the Capital Research and Management Company. Mr. Christie was first elected a Director in 1996.

Anton C. Garnier, 62, has been president and chief executive officer of the Company since 1968, when he was first elected a Director. Mr. Garnier was elected Chairman of the Board in 1996.

Peter J. Moerbeek, CPA, 55, is the Company’s executive vice president and secretary as well as president of the Company’s Services Group. Mr. Moerbeek joined the Company in 1995 as vice president of finance, chief financial officer and secretary. Mr. Moerbeek was first appointed a Director in April 2001.

Directors Whose Terms Expire in 2005

(Class I)

James C. Castle, Ph.D., 66, is president and chief executive officer of Castle Information Technologies LLC, an information technology consulting firm. He serves on the boards of PMI Group, Inc. and ADC Telecommunications Inc. Mr. Castle was first appointed a Director in February 2002.

Maureen A. Kindel, 65, is president of Rose & Kindel, a public affairs firm. Ms. Kindel is past president of the City of Los Angeles Board of Public Works, a founding and current member of the Pacific Council on International Policy, the Board of Governors of Town Hall of Los Angeles and the Los Angeles Amateur Athletic Foundation. She is also a regent of Loyola Marymount University and on the Board of Directors of the Los Angeles Chamber of Commerce. Ms. Kindel was first elected a Director in 1997.

There are no family relationships among any of the Directors, executive officers or persons nominated or chosen to become a Director or executive officer of Southwest Water Company. There are no legal proceedings that involve any Director requiring disclosure pursuant to SEC instructions to this item.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

By Directors and Executive Officers

The following table sets forth the number of shares of each class of equity securities of the Company beneficially owned by each Director and executive officer of the Company and its subsidiaries, and by all Directors and executive officers as a group as of March 26, 2003. All securities are common stock and, except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name of Beneficial Owner and Capacity with Company	Number of Shares Beneficially Owned		Exercisable Options Beneficially Owned (a)	Total Number of Shares and Exercisable Options Beneficially Owned	Percentage of Class
James C. Castle	2,100	(b)	2,625	4,725	*
H. Frederick Christie	13,673		22,984	36,657	*
Linda Griego	0		2,625	2,625	*
Donovan D. Huennekens	51,691	(c)	29,985	81,676	*
Maureen A. Kindel	4,649		19,405	24,054	*
Richard G. Newman	28,735	(d)	27,076	55,811	*
Anton C. Garnier	232,128	(e)	429,223	661,351	6.2%
Peter J. Moerbeek	21,164	(f)	256,071	277,235	2.6%
Richard J. Shields	1,050		0	1,050
Michael O. Quinn	19,468	(g)	89,777	109,245	*
Robert W. Monette	23,625		8,662	32,287	*
All Directors and Executive Officers as a Group (11)	398,283		888,433	1,286,716	12.1%

*Indicates less than one percent of class of stock.

(a)	Includes options that become exercisable on or before April 26, 2003.
(b)	Mr. and Mrs. Castle hold all 2,100 shares of common stock as trustees of a revocable trust for their benefit. Mr. Castle is a trustee of the trust and has shared voting and investment power with respect to the shares.
(c)	Mr. and Mrs. Huennekens hold all 51,691 shares of common stock as trustees of a revocable trust for their benefit. Mr. Huennekens is a trustee of the trust and has shared voting and investment power with respect to the shares.
(d)	Mr. and Mrs. Newman hold all 28,735 shares of common stock as trustees of a revocable trust for their benefit. Mr. Newman is a trustee of the trust and has shared voting and investment power with respect to the shares.
(e)	Included in the table are 215,590 common shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit. Mr. Garnier is a trustee of the trust and has shared voting and investment power with respect to the shares. Also included in the table are 16,538 common shares representing Mr. Garnier’s interest in a corporation of which Mr. Garnier is president, a director and a stockholder. Mr. Garnier has sole voting and investment power with respect to these shares.
(f)	Mr. and Mrs. Moerbeek hold all 21,164 shares of common stock as trustees of a revocable trust for their benefit. Mr. Moerbeek is a trustee of the trust and has shared voting and investment power with respect to the shares.
(g)	Mr. and Mrs. Quinn hold all 19,468 shares of common stock as trustees of a revocable trust for their benefit. Mr. Quinn is a trustee of the trust and has shared voting and investment power with respect to the shares.

By Others

The following table identifies others who own more than five percent of any class or series of the Company’s outstanding voting securities as of March 26, 2003:

Class of Stock	Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class	Percentage of Voting Power
Series A Preferred	Lincoln National Life Insurance Co. C/O Banker’s Trust P.O. Box 704, Church Street Station New York, NY 10008	3,607	35%	0.2%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from these persons that no other reports were required for these persons, we believe that in 2002, all of our Directors and executive officers and persons who own more than 10% of our outstanding stock met all applicable SEC Section 16(a) filing requirements, except that Mr. Monette filed one late report relating to 13 separate transactions.

GOVERNANCE OF THE COMPANY

The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board selects the executive management team, which is charged with the conduct of the Company’s business. Having selected the executive management team, the Board acts as an advisor to executive management and monitors its performance.

It is a policy of the Company that the Board consist of a majority of outside Directors and that the number of Directors not exceed a number that can function efficiently as a body. The Nominating/Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating/Governance Committee establishes criteria for selection of candidates and makes recommendations to the Board with respect to candidates for election to the Board. Candidates are selected for their character, judgment, business experience and acumen. Final approval of a candidate is determined by the full Board.

Committees of the Board of Directors

Audit Committee. As set forth in a written charter adopted in 2001, the Audit Committee is charged with assisting the Board in monitoring the integrity of the Company’s internal controls and financial reporting process, the independence and performance of the Company’s external independent auditors, compliance with legal and regulatory requirements and review of areas of significant financial risk to the Company. Current members of the Audit Committee are Messrs. Huennekens (chair), Castle, Christie and Ms. Kindel. During 2002, the Audit Committee met seven times.

Compensation Committee. The Compensation Committee is responsible for reviewing the Company’s general compensation strategy, establishing salaries and reviewing benefit programs, including pensions, for all executive officers, and reviewing, approving and overseeing the Company’s incentive compensation and stock option plans. Current members of the Compensation Committee are Messrs. Christie (chair), Huennekens and Newman and Ms. Griego. The Compensation Committee met four times during 2002.

Nominating/Governance Committee. The Nominating/Governance Committee is charged with establishing criteria for the selection of nominees for election of Directors, reviewing the qualifications of potential nominees, making recommendations to the Board with respect to nominees for election and reviewing, on a long-term basis, the size and composition of the Board. Current members of the Nominating/Governance Committee are Ms. Kindel (chair), Ms. Griego and Messrs. Christie and Newman. During 2002, this Committee met once.

Investment/Acquisition Committee. The Investment/ Acquisition Committee provides direction to the Board in the areas of long-term planning, new business development, acquisitions and mergers and overall investment policy. Current members of the Investment/Acquisition Committee include Messrs. Newman (chair), Castle, Christie, Garnier and Moerbeek. During 2002, this committee met three times.

During 2002, the Board of Directors held 11 meetings and Board Committees met a total of 15 times. In 2002, all of our Directors attended more than 75% of the meetings of the Board and Board Committees on which they served.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of four independent directors as required by and in compliance with the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence requirements set by the National Association of Securities Dealers.

The Board of Directors has adopted a written charter setting forth the audit-related functions the Audit Committee is to perform. The Audit Committee reviewed this charter in March 2003. A copy of the charter was attached to the 2001 Proxy Statement.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for Southwest Water’s financial reporting process, internal controls, and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

In the context stated above, the Audit Committee has met and held discussions with management and with our independent auditors, KPMG LLP. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees.”

Southwest Water’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee

Donovan D. Huennekens, Chair

James C. Castle

H. Frederick Christie

Maureen A. Kindel

March 26, 2003

Independent Public Accountant Fees

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for the fiscal year ended December 31, 2002:

Audit Fees		$204,000

Financial Information Systems Design and Implementation		$0

All Other Fees:
Review of SEC Form S-3 Filing	$4,000
Audit of Employee Retirement and Profit Sharing Plans	30,000
Review of Corporate Income Tax Returns and
Other Income Tax Matters	11,150
Other Fees	23,230

Total All Other Fees		$68,380

Relationship with Independent Public Accountants

The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to holders of the Company’s common stock during the five most recent fiscal years versus the average return to investors during the same period achieved by 12 publicly held water utilities listed in the Edward Jones Water Utility Index and that achieved by the Standard and Poor’s Index of 500 Companies on December 31st of each year. The comparison assumes that $1,000 was invested on December 31, 1997, and the cumulative total return assumes the reinvestment of dividends. The historical stock performance shown on the graph is not necessarily indicative of future stock performance.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Executive Officer Compensation Philosophy

The compensation philosophy for executive officers is to ensure that compensation be directly linked to continuous improvements in the Company’s financial performance and stockholder value. To implement this philosophy, the Compensation Committee is guided by the following objectives: (1) enable the Company to attract and retain highly qualified executives, (2) focus executives’ efforts on the fulfillment of Company annual and long-term business objectives and strategies, and (3) ensure that a portion of executive compensation is tied to specific performance measures. The Committee has retained outside consultants and executive compensation specialists in evaluating and modifying the current executive compensation plan.

Executive Compensation

In determining the base salary of executives, the Compensation Committee considers individual performance, the performance of the operations directed by the executive, and the competitive salary levels of executives in companies of similar size and complexity. Competitive salary information, obtained primarily through published compensation surveys, is used to determine the reasonableness of total compensation, which includes base salary and incentive compensation. For executives other than the Chief Executive Officer, the Compensation Committee also considers the recommendations of the Chief Executive Officer.

Annual Incentive Compensation

The Compensation Committee believes that the Company’s short-term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on meeting certain financial objectives for the Company and on an executive’s achievement of goals in his or her area of responsibility. Executive performance objectives include both quantitative and qualitative criteria. As an executive’s level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentives.

The Compensation Committee establishes financial goals and performance-based measures at the beginning of each year. Awards are made at the end of the year based on actual performance. Each year, the Compensation Committee establishes performance objectives. No awards are made if performance objectives are not met. In 2002, the results for the year met or exceeded the objectives set by the Compensation Committee and, in those areas, incentive compensation awards were approved for the Company’s executives.

Long-term Incentive Compensation

The purpose of long-term incentives is to encourage and facilitate successful long-term Company performance by greater personal stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation links the officer’s interests with the Company’s long-term goals and with the interests of the Company’s stockholders. Currently, the primary form of long-term incentive compensation is non-qualified stock options. The Compensation Committee approves stock options for all executives and managers.

In determining the number of stock options awarded, the Compensation Committee considers a number of factors including the executive’s pay level, responsibilities in the organization and ability to significantly improve future financial results. In addition, the Compensation Committee compares the Company’s option grant levels with similar industry practices.

Chief Executive Officer Compensation

Anton C. Garnier has been President and Chief Executive Officer of the Company since November 1968 and Chairman of the Board since August 1996. The Compensation Committee reviewed Mr. Garnier’s 2002 performance based on the performance of the Company as a whole and his performance with respect to quantitative and qualitative objectives approved at the start of the year by the Compensation Committee. The Compensation Committee carefully considered the Company’s continuing improvements in short-term and long-term financial results, including earnings improvement, new business development, return on equity and the creation of stockholder value. The Compensation Committee also evaluated Mr. Garnier’s progress in attaining qualitative objectives in areas such as investor relations, planning for the company’s long-term future, setting strategic objectives, and communications. The Compensation Committee did not use specific weighting factors with respect to quantitative and qualitative performance measures.

In determining Mr. Garnier’s performance for 2002, the Compensation Committee gave particular emphasis to the Company’s consistent earnings while continuing to provide attractive shareholder returns during a challenging year, as well as positioning the Company for the future. After the Compensation Committee’s deliberations, the Compensation Committee increased Mr. Garnier’s annual salary to $350,000, effective January 1, 2003, and awarded him an incentive compensation amount of $180,000 for 2002. In addition, on March 31, 2003, the Compensation Committee awarded Mr. Garnier a stock option grant of 50,000 shares of the Company’s common stock in recognition of the Company’s 5-year performance.

Compensation Committee

H. Frederick Christie (Chair)

Linda Griego

Donovan D. Huennekens

Richard G. Newman

March 31, 2003

Summary Compensation Table

Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Options (#) (3)
Anton C. Garnier Chairman, Chief Executive Officer and President	2002 2001 2000	320,000 290,000 255,000	180,000 160,000 175,000	57,750 55,125 62,017
Peter J. Moerbeek Executive Vice President and Secretary of the Company; President, Southwest Services Group	2002 2001 2000	235,400 210,000 200,000	100,000 54,600 116,620	46,200 47,408 46,856
Richard J. Shields (1) Chief Financial Officer	2002 2001 2000	190,000	30,000	31,500
Michael O. Quinn President, Southwest Utility Group President, Suburban Water Systems	2002 2001 2000	184,500 170,498 163,000	51,425 44,465 42,030	5,250 5,513 4,135
Robert W. Monette (2) Vice President of the Company President, Operations Technologies, Inc.	2002 2001 2000	200,000 200,000 — —	13,000 35,000 — —	15,750 27,563 — —

(1)	The salary shown for 2002 for Mr. Shields, who joined the Company in October 2002, is annualized based upon a full year of employment. Mr. Shields’ actual salary for 2002 was $30,692.
(2)	The salary shown in 2001 for Mr. Monette, who joined the Company in September 2001, is annualized based upon a full year of employment. Mr. Monette’s actual salary for 2001 was $66,667.
(3)	Stock Options have been adjusted to reflect all stock dividends/splits and were granted at fair market value on the date of grant.

Executive Officers’ Change of Control Compensation Agreements

In 1998, Messrs. Garnier and Moerbeek entered into change of control compensation agreements with the Company, and in 2001 and 2002 Messrs. Monette and Shields, respectively, entered into similar change of control agreements. The Company has agreed to provide benefits and payments to Messrs. Garnier, Moerbeek, Monette and Shields based on 2.99 times their respective average five-year compensation if certain conditions are met.

In 1995, Mr. Quinn entered into a change of control compensation agreement with the Company. Under this agreement, the Company has agreed to provide severance benefits and payments to Mr. Quinn based on 1.5 times his average five-year compensation if certain conditions are met.

For the purpose of these agreements, a “change in control” is generally defined as a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board of Directors for the entity that employs an executive. These compensation agreements are in addition to the plans described under the heading “Supplemental Executive Retirement Plan.”

The agreements for Messrs. Garnier, Moerbeek, Monette, Shields and Quinn will be triggered if one of the following conditions is met: (1) termination of the executive’s employment by his employer prior to the second anniversary of a change in control, other than termination by retirement or for death, disability or cause; or (2) termination of executive’s employment by the executive within two years after a change in control for “good reason” (including assignment of executive to duties inconsistent with executive’s position, duties, responsibilities and status prior to the change in control or, alternatively, a reduction in salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles). Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses and certain life insurance premium amounts paid by the employer. Cash severance payments are payable within five days after termination of employment. Cash severance amounts as of December 31, 2002, assuming termination met the requirements for a severance payment are as follows: Mr. Garnier – $1,300,511; Mr. Moerbeek – $920,109; Mr. Monette – $470,427, Mr. Shields – $186,851 and Mr. Quinn – $311,729. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $25,000, and outplacement services with a maximum benefit of $15,000 each for Messrs. Garnier, Moerbeek, Monette, and Shields and $4,000 for Mr. Quinn.

Director Compensation

Base Compensation. Each non-employee Director receives an annual retainer of $12,000. In addition, the chair of each Board committee receives $1,200 per year. Non-employee Directors also receive a fee of $1,000 for attending each Board meeting, committee meeting and long-range planning meeting. When a committee meeting is held on the same day as a Board meeting, the committee fee is $500. Directors who are also employees of the Company receive no additional compensation for service as Directors.

Options. A non-employee Director receives an initial option grant of 5,000 shares of the Company’s stock when he or she becomes a Director. In addition, each Director receives an automatic award of options for 5,000 shares at each subsequent Annual Meeting.

Compensation Committee Interlocks and Insider Participation. No member of the Company’s Compensation Committee is a current or a former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

Non-Employee Director Stock Options Granted in 2002

		Individual Grants
Eligible Directors	Options (#) (1) (2)	Exercise Base Price ($/sh.)	Expiration Date
James C. Castle	5,250	$15.56	5/14/09
James C. Castle	5,250	$13.05	2/08/09
H. Frederick Christie	5,250	$15.56	5/14/09
Linda Griego	5,250	$15.56	5/14/09
Donovan D. Huennekens	5,250	$15.56	5/14/09
Maureen A. Kindel	5,250	$15.56	5/14/09
Richard G. Newman	5,250	$15.56	5/14/09

(1)	Options vest 50% each year for two years.
(2)	All options and option exercise prices reflect a 5% stock dividend on January 2, 2003.

Non-Employee Director Option Exercises in 2002 and Year-End Option Values

Non-Employee Director Name	Shares Acquired On Exercise (#) (1)	Value Realized ($)	Number of Unexercised Options At December 31, 2002 Exercisable/Unexercisable			Value of Unexercised In The-Money Options at December 31, 2002 Exercisable/Unexercisable ($)(2)
James C. Castle	0	0	0	/	10,500	0	/	4,619
H. Frederick Christie	0	0	22,988	/	8,006	147,147	/	5,484
Linda Griego	0	0	2,625	/	7,875	1,048	/	1,048
Donovan D. Huennekens	0	0	21,455	/	8,006	133,105	/	5,484
Maureen A. Kindel	0	0	17,342	/	8,006	92,640	/	5,484
Richard G. Newman	0	0	27,081	/	8,006	191,203	/	5,484

(1)	Shares acquired on exercise reflect restatement for a 5% stock dividend on January 2, 2003.
(2)	Difference between fair market value at fiscal year-end of $13.25 and option exercise price.

At December 31, 2002, the Non-Employee Director Group had a total of 128,590 stock options outstanding with a weighted average exercise price of $10.00 per share. The stock options shown in the above table include stock options granted under the current Director Option Plan and those granted previously under the Company’s Stock Option Plan.

Option Grants To Named Executive Officers in 2002

The following table provides a summary of information on the potential realizable value of stock options granted in 2002. Exercise prices and numbers of options reflect a 5% stock dividend on January 2, 2003.

Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For 10-Year Option Term
Executive	Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal Year	Exercise Or Base Price ($/sh.) (2)	Expiration Date	At 0% Annual Growth Rate ($)	At 5% Annual Growth Rate ($)(4)	At 10% Annual Growth Rate ($)(4)
Anton C. Garnier	57,750	18%	13.05	2009	0	451,307	1,143,700
Peter J. Moerbeek	46,200	14%	13.05	2009	0	361,046	914,960
Richard J. Shields	31,500	10%	12.57	2010	0	237,183	601,069
Michael O. Quinn	5,250	2%	13.05	2009	0	41,028	103,972
Robert W. Monette	15,750	5%	13.05	2009	0	123,084	311,918
All Stockholders (3)	N/A	N/A	N/A	N/A	N/A	81,321,695	206,085,142
All Optionees	326,167	100%	13.28	2009	0	2,724,404	6,904,174
All Optionees’ Gain As % of Total Stockholders’ Gain	N/A	N/A	N/A	N/A	N/A	3.4%	3.4%

(1)	Options vest 20 percent per year until fully vested. The options were granted for a term of seven years and one day, subject to earlier cancellation upon certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, or by offset of the underlying shares, subject to certain conditions.
(2)	All exercise prices represent fair market value on the date of grant and reflect a 5% stock dividend on January 2, 2003.
(3)	Based on total number of shares outstanding at December 31, 2002.
(4)	Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. Southwest Water Company’s management has consistently cautioned stockholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

Options Exercised in 2002 and Year-End Option Values

The following table shows information on exercised and unexercised stock options, value realized and the value of unexercised options during the Company’s most recent fiscal year for the chief executive officer of the Company and the other named executive officers.

Executive	Shares Acquired On Exercise (#) (1)	Value Realized ($)	Number of Unexercised Options At December 31, 2002 Exercisable/Unexercisable (#)			Value of Unexercised In-the-Money Options at December 31, 2002 Exercisable/Unexercisable ($)
Anton C. Garnier	0	0	234,704	/	176,786	1,576,717	/	793,309
Peter J. Moerbeek	0	0	214,203	/	149,450	1,239,999	/	783,054
Richard J. Shields	0	0	0	/	31,500	0	/	29,429
Michael O. Quinn	7,813	76,749	19,043	/	16,286	172,457	/	84,400
Robert W. Monette	0	0	5,513	/	26,250	0	/	53,025

(1)	Shares acquired on exercise and the number of unexercised options reflect restatement for the 5% stock dividend on January 1, 2003.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,610,007	$8.99	271,414
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,610,007	N/A	271,414

Supplemental Executive Retirement Plan

The Southwest Water Company Supplemental Executive Retirement Plan (the “SERP”) was adopted by Southwest Water Company effective May 8, 2000. An employee must be selected by the Compensation Committee of the Board of Directors to participate in the SERP. Two executive officers of the Company are participants in the SERP, Messrs. Garnier and Moerbeek. Under the SERP, in most cases, a vested participant with five to ten years of service will be eligible for a yearly benefit for his or her lifetime beginning at age 65 equal to: (1) the participant’s average annual compensation multiplied by (2) the applicable compensation percentage as defined by the SERP less (3) the Social Security benefit for the most recent five years of employment and less (4) benefits received under the Company-sponsored Noncontributory Defined Benefit Pension Plan (the “Pension Plan”). The Pension Plan was terminated December 30, 1999.

The following table shows the estimated annual benefits that would be payable to participants in the SERP at age 65.

5-Year Average Annual Compensation $	Estimated Annual Benefit for Years of Service Indicated $
	15 Years	25 Years	35 Years
200,000	21,100	15,200	24,400
240,000	33,100	35,200	52,400
280,000	45,100	55,200	80,400
320,000	57,100	75,200	108,400

The compensation used in determining final average compensation under the SERP is the participant’s base salary and excludes bonuses and other forms of compensation.

On December 31, 2002, the base compensation for the participating officers was: Anton C. Garnier – $320,000 and Peter J. Moerbeek – $240,000. Their years of credited service were 33 and 8, respectively. The SERP is currently funded through corporate-owned life insurance.

ITEM 2 – APPROVAL OF AUTHORIZATION TO INCREASE THE NUMBER OF SHARES FOR ISSUANCE IN THE STOCK OPTION PLAN

Southwest Water Company’s Board and Compensation Committee strongly support the concept of performance-based compensation as a significant component of executive compensation. And in spite of the unacceptable ethical lapses at some companies, the Board believes that stock options represent a very viable method to align the financial interests of executives with those of shareholders. In 1993 the Board initiated a program of using stock options as a key part of long-term compensation, and since that time, the value of the company as measured by the stock price (adjusted for stock splits) has increased more than five-fold. While Southwest Water was one of the first companies in the water industry to make use of options, most other water companies have recently increased their emphasis on stock options.

The Board believes that it is in the best interest of the shareholders to increase the number of shares available for stock options in order to attract and retain the qualified employees needed to continue the long-term growth path of the company.

The Board of Directors has approved an amendment to increase the number of authorized shares for issuance in the Second Amended and Restated Southwest Water Company Stock Option Plan (the “Stock Option Plan”). The proposed amendment authorizes an additional 750,000 shares for issuance under the Stock Option Plan.

The following is a summary of the material terms of the Stock Option Plan. A full copy of the Stock Option Plan can be obtained by contacting the Company’s Secretary by telephone at (626) 915-1551 or by written request to Secretary, Southwest Water Company, 225 North Barranca Avenue, Suite 200, West Covina, California 91791.

Securities Available

The total number of shares of common stock currently authorized and reserved under the Stock Option Plan is 1,982,340 shares, inclusive of all stock dividends and stock splits. As of March 26, 2003, only 271,414 were available for issuance. Assuming stockholder approval of this proposal, 1,019,414 shares would be available for future issuance under the Stock Option Plan. Also available for future grant under the Stock Option Plan are:

•	shares subject to expired or canceled options; and

•	shares delivered to the Company or withheld by the Company in payment of the exercise price or tax withholding obligations.

The maximum number of shares that may be subject to options granted to any individual in any calendar year may not exceed 150,000 shares.

Grant and Terms of Options

The Compensation Committee of the Board of Directors, appointed to, among other things, administer the Stock Option Plan (the “Committee”), is comprised of two or more directors, each a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and an “outside director” under Section 162(m) of the Internal Revenue Code. The Committee grants the options and determines the following:

•	which employees, or consultants are to be granted options;

•	the number of shares subject to option grant and the exercise price; and

•	the time in which the options may vest or be exercised, including any accelerations or extensions.

Each option, and its exercise price, term, vesting and other material terms are evidenced by a written stock option agreement.

Exercise Price

The Committee sets the per share exercise price at not less than 100% of the fair market value of our common stock on the grant date, which equals the last sales price on the Nasdaq Stock Market. On March 26, 2003, the last sales price for our common stock as reported on the Nasdaq Stock Market was $12.70.

Vesting of Options

An option may be exercised when and to the extent it “vests.” The Committee determined the period during which the optionee’s right to exercise the option in whole or part vests, which has been set at 20% per year. No portion of an option that is not vested when the optionee’s relationship with the Company ends shall thereafter become vested. At any time after the grant of an option, the Committee may accelerate the period during which an option vests.

Term and Termination of Options

The term of an option is set by the Committee, provided that the term shall be no longer than 10 years and one day from the date of grant. The Committee also establishes the time period following termination of employment or retention, death or disability during which the optionee may exercise vested options.

Exercise of Options

An option may be exercised for any vested portion of the shares subject to the option until the option expires or terminates. Only whole shares may be purchased upon exercise.

An option may be exercised by delivering to the Company a written notice of exercise, together with payment of the aggregate exercise price in the form of cash or a check payable to the Company. The Committee may, however, in its discretion allow payment through:

•	the delivery of shares of Company common stock already owned for more than six months;
•	the surrender of shares of Company common stock that would otherwise be issuable on exercise of the option;
•	use of an interest bearing full recourse note upon such terms as the Committee prescribes; or
•	the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price.

An optionee will not have any rights as a stockholder until the Company has issued and delivered the shares of common stock following option exercise.

Options Not Transferable

An optionee cannot assign or transfer any option, except:

•	by will or the laws of descent and distribution;

•	pursuant to a qualified domestic relations order;

•	to certain family members and family trusts.

Plan Amendment and Termination

The Committee may not, without prior stockholder approval:

•	increase the number of shares of stock that may be issued under the Stock Option Plan;

•	modify the 150,000 per person per year grant limit;

•	extend the expiration date of the Stock Option Plan; or

•	amend the Stock Option Plan in a manner requiring stockholder approval under any applicable law.

All other amendments may be made by the Committee without stockholder approval. The Stock Option Plan will be in effect until May 23, 2010.

Adjustment in Securities

If there is a dividend, recapitalization, reclassification, stock split, merger, consolidation, split-up, spin-off, combination, consolidation, dissolution or other similar corporate transaction that affects the common stock, the Committee may appropriately adjust the:

•	aggregate number of shares of common stock subject to the Stock Option Plan;

•	limit of 150,000 shares a year per person;

•	number of shares of common stock subject to outstanding options; and

•	price per share of outstanding options.

In addition, if there is a merger of the Company, the sale of all or substantially all of the Company’s assets or 80% or more of the Company’s voting stock, or the dissolution or liquidation of the Company, the Committee may provide in the option agreement or in a resolution that the options may be exercisable as to all shares covered by the option.

Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to participants in the Stock Option Plan. The summary does not discuss all aspects of income taxation that may be relevant to a particular optionee.

For federal income tax purposes, optionees granted non-qualified stock options will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction.

Generally, on exercise of a non-qualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common stock on the date of option exercise. Any subsequent gain or loss will be federally taxable as a capital gain or loss.

Your Board of Directors recommends a vote FOR Proposal 2.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY

PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder proposals (including nomination of a person for election to the Board of Directors) to be included in the proxy statement for the 2004 Annual Meeting must be received by the Company’s Secretary not later than December 11, 2003. For proposals to be included, you must comply with the rules of the Securities and Exchange Commission governing the submission of stockholder proposals.

Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 days prior to the scheduled annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that the stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

All proposals should be submitted in writing to the Company’s Secretary at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605.

Whether or not you plan to attend the Annual Meeting, please vote by telephone or mark, sign, date and promptly return the enclosed proxy in the envelope provided.

By order of the Board of Directors,

Peter J. Moerbeek

Secretary

April 11, 2003

DIRECTIONS TO

SOUTHWEST WATER COMPANY

ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2003 AT 9:00 A.M. (Pacific Time)

[MAP APPEARS HERE]

Suggested Route:

Exit the Harbor Freeway (110) at 4th Street.

Take 4th Street east to Olive Street, turn left.

Hotel is about 100 yards on the left side of the street. Circular drive in front.

Parking:

To receive complimentary parking, please tell the attendant that you are attending Southwest Water Company’s Annual Meeting.

Omni Los Angeles Hotel

Located on Bunker Hill at California Plaza

251 South Olive Street

Los Angeles

(213) 617-3300

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election as director of the nominees listed in the accompanying Proxy Statement.

FOR the nominees listed at right	WITHHOLD AUTHORITY to vote for the nominees listed at right

☐	☐

01    Linda Griego

02    Donovan D. Huennekens

03    Richard G. Newman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	Approval of authorization to increase the number of shares for issuance in the Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Transact other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

I/WE PLAN TO ATTEND THE MEETING ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

ñ FOLD AND DETACH HEREñ

Vote by Telephone or Mail

24 Hours a Day, 7 Days a Week

Telephone voting is available through 11 PM Eastern Time

the business day prior to Annual Meeting day.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail

1-800-435-6710

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call. You will

be prompted to enter your control

number, located in the box below,

and then follow the directions given.

	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by telephone,

you do NOT need to mail back your proxy card.

SOUTHWEST WATER COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 8, 2003

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Anton C. Garnier and Peter J. Moerbeek, each with the power of substitution, are hereby appointed by the stockholder(s) named on the reverse side of this Proxy to vote all eligible shares of common or preferred stock of Southwest Water Company at the Annual Meeting of Stockholders to be held on May 8, 2003, or any adjournments or postponements thereof, on the matters set forth on the reverse side in accordance with any directions given by the stockholder(s) and, in the discretion of the Proxy holders, on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

IMPORTANT – PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

ñ FOLD AND DETACH HERE ñ

Southwest Water Company

YOUR VOTE IS IMPORTANT

You can vote in one of two ways:

1.	Mark, date, sign and return your Proxy by detaching the top portion of this sheet and returning it in the enclosed envelope.

OR

2.	Call toll-free 1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side of this card. There is NO CHARGE to you for this call.